DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                          Certified Public Accountants
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

      2401 N.W. BOCA RATON BOULEVARD, SUITE 100, BOCA RATON, FLORIDA 33431
                  TELEPHONE (561) 367-1040 FAX: (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.
MICHAEL I. DASZKAL, CPA, P.A.                  MEMBER OF THE AMERICAN INSTITUTE
ROBERT A. MANELA, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
TIMOTHY R. DEVLIN, CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
--------------------------------------------------

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 26, 2001, related to the financial statements of Intraco Systems, Inc., and to the reference of our firm under the caption "experts" in the Prospectus.




                                  /s/ Daszkal Bolton Manela Devlin & Co., CPA's


Boca Raton, Florida
July 19, 2001